UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2020

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2020, The LGL Group, Inc. (the “Company”) entered into an Independent Contractor Agreement (the “Agreement”) with Joan Atkinson Nano. Pursuant to this agreement Mrs. Nano will be appointed and will serve as the Company’s Chief Accounting Officer (“CAO”), effective June 29, 2020.

From 2019 to the Present, Mrs. Nano serves as the Chief Financial Officer of Revolution Lighting Technologies, Inc., a provider of energy efficient lighting solutions. Mrs. Nano served as Managing Director for Finance Solutions, LLC, a financial consulting firm, since 2008. As a financial consultant she worked with public and private companies on the preparation of financial statements and other Securities and Exchange Commission reporting matters, acquisition analysis, cost saving, initiatives, cash flow improvement, ERP implementation and tax matters.  She provided financial and accounting services to clients including Tronox Limited, Catalyst Capital Group, Apollo Global Management and SAGA Investment and Management Group, LLC. From 2001 to 2008, Mrs. Nano served as Vice President, Controller and Chief Accounting Officer of Crane Co., a multi-billion dollar, publicly held diversified manufacturer of highly engineered industrial products where she led all of the business unit finance teams as well as corporate financial planning and analysis, accounting and financial reporting. Prior to Crane Co., Joan held positions at GE Capital Corporation and Pitney Bowes. Joan is a Certified Public Accountant, holds a BS degree from Sacred Heart University-John Welsh College of Business where she graduated cum laude and completed executive training at the Wharton School.

The agreement provides for compensation to Mrs. Nano at a monthly rate of $8,000 per month. This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference in its entirety.

On June 29, 2020, the board of directors of The LGL Group, Inc. (the “Board”) met and appointed Joan Atkinson Nano to act and to serve as the Company’s Chief Accounting Officer. In addition, the Board appointed Linda Biles, the current Vice-President and Controller of wholly-owned subsidiary MtronPTI, who has been with MtronPTI for 13 years, to serve as Vice-President, Controller of LGL Group, Inc. The Board also appointed Patrick Huvane, who is currently the Company’s Senior Vice-President, Business Development, since early 2019, to serve as an officer of the Company. The appointments are effective June 29, 2020.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Employment Agreement between The LGL Group, Inc. and Joan Atkinson Nano.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2020	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer